EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Talk.com Inc.
Reston, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 22, 1999, except for Note 8, which is as of March 26, 1999, relating to the consolidated financial statements and schedule of Talk.com Inc. and subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ BDO Siedman, LLP
New York, New York
October 1, 1999